                                                                     Exhibit 4.3

THIS  PRIVATE  PLACEMENT  SUBSCRIPTION  AGREEMENT  RELATES  TO  AN  OFFERING  OF
SECURITIES IN AN OFFSHORE  TRANSACTION  TO PERSONS WHO ARE NOT U.S.  PERSONS (AS
DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES  SECURITIES ACT
OF 1933, AS AMENDED (THE "1933 ACT").

THE  SECURITIES  TO WHICH THIS PRIVATE  PLACEMENT  SUBSCRIPTION  AGREEMENT  (THE
"SUBSCRIPTION  AGREEMENT")  RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES
AND EXCHANGE  COMMISSION OR THE SECURITIES  COMMISSION OF ANY STATE, AND WILL BE
ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION  UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "1933 ACT"),  AND,  ACCORDINGLY,  MAY NOT BE OFFERED OR
SOLD EXCEPT PURSUANT TO AN EFFECTIVE  REGISTRATION  STATEMENT UNDER THE 1933 ACT
OR PURSUANT TO AN AVAILABLE  EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO,
THE REGISTRATION  REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE
STATE SECURITIES LAWS.

                              ENOX BIOPHARMA, INC.

                 PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT SHARES

                     NON-UNITED STATES RESIDENT SUBSCRIBERS

                            INSTRUCTIONS TO PURCHASER

1.   The purchaser is to complete all the information in the boxes on page 1 and sign where indicated with an " X ".

2.   IF THE PURCHASER IS AN ACCREDITED  INVESTOR and not purchasing a minimum of
     $150,000 in value of  securities,  then complete the  "ACCREDITED  INVESTOR
     QUESTIONNAIRE" that starts on page 5.

3.   IF THE  PURCHASER  IS NOT AN  ACCREDITED  INVESTOR,  and not  purchasing  a minimum of $150,000  in value of  securities,  complete  the  "FRIENDS  AND
     FAMILY" QUESTIONNAIRE that starts on page 8.

4.   PURCHASERS  PURCHASING  A MINIMUM OF  $150,000 IN VALUE OF  SECURITIES  may
     subscribe  without filling in an Accredited  Investor or Friends and Family
     Questionnaire.

5.   All other information must be filled in where appropriate.

This is Page 2 of 15 pages of a subscription  agreement and related  appendices, schedules and forms.  Collectively,  these pages together are referred to as the
"Subscription Agreement".

                    PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:  ENOX  BIOPHARMA  INC.  (the " ISSUER "), of 27 Havradim  St.,  Yahud 56275,
     Israel.

Subject  and  pursuant  to the  terms  set out in the Terms on pages 3 to 4, the
General  Provisions  on pages 9 to 14 and the  other  schedules  and  appendices attached  which are hereby  incorporated  by  reference,  the  Purchaser  hereby irrevocably  subscribes  for, and on Closing will purchase from the Issuer,  the following securities at the following price:

________ Units.
US $0.25 per Unit for a total purchase price of __________.

The Purchaser  owns,  directly or  indirectly,  the following  securities of the
Issuer:

Nil
--------------------------------------------------------------------------------
[CHECK IF APPLICABLE] The Purchaser is [ ] an insider of the Issuer or [ ] a member of the professional group

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

 REGISTRATION INSTRUCTIONS                        DELIVERY INSTRUCTIONS

Name to appear on certificate          Name and account reference, if applicable

Account reference if applicable        Contact name

Address                                Address

                                       Telephone Number

EXECUTED  by the  Purchaser  this __th day of ______  2008.  By  executing  this
Subscription  Agreement,  the  Purchaser  certifies  that the  Purchaser and any beneficial  purchaser  for whom the  Purchaser  is  acting  is  resident  in the jurisdiction shown as the "Address of Purchaser".

EXECUTION BY PURCHASER:

Signature of individual (if Purchaser IS an                Address of Purchaser
individual)                                                (residence)

Authorized signatory (if Purchaser IS NOT an               Telephone Number
individual)

Name of Purchaser (PLEASE PRINT)                           E-mail address

ACCEPTANCE:

Accepted this __ day of _____, 2008

ENOX BIOPHARMA, INC.

Name
Authorized Signatory

Accepted this __ day of _____, 2008

By signing this acceptance,  the Issuer agrees to be bound by the Terms on pages
3 to 4, the  General  Provisions  on pages 9 to 14 and the other  schedules  and appendices  incorporated  by reference.  IF FUNDS ARE DELIVERED TO THE COMPANY'S
LAWYERS, THEY ARE AUTHORIZED TO RELEASE THE FUNDS TO THE ISSUER.
Subscription Agreement (with related appendices, schedules and forms)
                                                                    Page 3 of 15

                                      TERMS

Reference date of this
Subscription Agreement    ____________, 2008 (the " Agreement Date ")

                                  The Offering

The Issuer               Enox Biopharma Inc." (the " Issuer ")

Offering                 The offering  consists of up to 400,000 units ("Units")
                         consisting of one common share ("Shares"), one Series A
                         Warrant  and  one  Series  B  Warrant   (together   the
                         "Warrants") of the Issuer.

Purchased                Securities  The  "Purchased   Securities"  under  this
                         Subscription  Agreement  are the Shares,  the Warrants
                         and the shares issuable on exercise of the Warrants.

Total Amount             up to US $100,000 from the sale of Units.

Issue Price              US $0.25 per Unit.

Series A Warrants        Exercisable  for 1 year from  Closing  at $0.30 for one
                         common share of the Issuer.

Series B Warrants        Exercisable  for 2 years from  Closing at $0.40 for one
                         common share of the Issuer.

Payment Schedule         The Offering will close on July 15, 2008.

Selling Jurisdictions    The Units will be sold in jurisdictions  other than the
                         United  States  where  they may be  lawfully  sold (the
                         "Selling Jurisdictions").

Exemptions               The  offering  will  be  made in  accordance  with  the
                         following exemptions from the prospectus requirements:

                         (a) the "  accredited  investor "  exemption  in Canada
                         (section 2.3 of National Instrument 45-106);

                         (b) the "  $150,000  purchaser  "  exemption  in Canada
                         (section 2.10 of National Instrument 45-106);

                         (c) the "  Friends  and  Family "  exemption  in Canada
                         except  Ontario  (section  2.5 of  National  Instrument
                         45-106)

                         (d)  Regulation S under the US Securities  Act of 1933;
                         and

                         (e)  such  other  exemptions  as may be  available  the
                         securities laws of the Selling Jurisdictions.

Registration of Shares   The  Issuer  will  use  reasonable  efforts  to  file a
                         registration  statement  with the SEC within 40 days of
                         Closing   and   register   for  resale  the   Purchased
                         Securities  acquired by the Purchasers  within 4 months
                         from Closing.

Resale  restrictions
and legends              The  Purchaser   acknowledges   that  the  certificates
                         representing  the  Purchased  Securities  will bear the
                         following  legends:  "THESE  SECURITIES  HAVE  NOT BEEN
                         REGISTERED WITH THE SECURITIES AND EXCHANGE  COMMISSION
                         OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN
                         ISSUED IN RELIANCE UPON AN EXEMPTION FROM  REGISTRATION
                         UNDER  THE  SECURITIES  ACT OF 1933,  AS  AMENDED  (THE
                         "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED
                         OR SOLD EXCEPT  PURSUANT TO AN  EFFECTIVE  REGISTRATION
                         STATEMENT  UNDER THE  SECURITIES  ACT OR PURSUANT TO AN

Subscription Agreement (with related appendices, schedules and forms)
                                                                    Page 4 of 15

                         AVAILABLE  EXEMPTION  FROM,  OR  IN A  TRANSACTION  NOT
                         SUBJECT  TO,  THE  REGISTRATION   REQUIREMENTS  OF  THE
                         SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE  STATE
                         SECURITIES LAWS."

                         Purchasers  are advised to consult with their own legal
                         counsel   or   advisors   to   determine   the   resale
                         restrictions that may be applicable to them.

                         Purchaser  has  requested  the  Issuer  not to  include
                         legend under Canadian Securities laws

Closing Date             The  completion  of the sale and purchase of the Shares
                         will take place in one or more  closings,  on a date or
                         dates as agreed  to by the  Issuer  and the  Purchaser.
                         Payment for,  and delivery of the Shares,  is scheduled
                         to occur on or about July 15th, 2008 or such later date
                         as may be agreed  upon by the Issuer and the  Purchaser
                         (the " Closing Date ").

Additional definitions   In the Subscription Agreement, the following words have
                         the following meanings unless otherwise indicated:

                         (a) " Purchased Securities " means the Shares purchased
                         under this Subscription Agreement; and

                         (b) "  Securities " means the Shares (to be issued on a
                         post-split basis).

                                   The Issuer

Jurisdiction  of
organization             The Issuer is incorporated  under the laws of the State
                         of  Nevada.

Stock exchange listings  Certain market makers make market in the Issuer's stock on the US over the counter bulletin board

"Securities Legislation
Applicable to the
Issuer"                  The " Securities Legislation Applicable to the Issuer "
                         are the US  Securities  Exchange  Act of 1934,  and the
                         Securities  Commission  having  jurisdiction  over  the
                         Issuer is the United  States  Securities  and  Exchange
                         Commission   and  the   British   Columbia   Securities
                         Commission.

                                  END OF TERMS

Subscription Agreement (with related appendices, schedules and forms)
                                                                    Page 5 of 15

                           NATIONAL INSTRUMENT 45-106

                        ACCREDITED INVESTOR QUESTIONNAIRE

The  purpose  of this  Questionnaire  is to assure  ENOX  BIOPHARMA  INC. " (the
"Company")  that  the   undersigned   (the   "Subscriber")   will  meet  certain
requirements for the registration and prospectus  exemptions  provided for under
National  Instrument  45-106  ("NI  45-106"),   as  adopted  by  the  Securities
Commissions in Canada,  in respect of a proposed private placement of securities by the Company (the  "Transaction").  The Company  will rely on the  information contained in this Questionnaire for the purposes of such determination.

The  undersigned  Subscriber  covenants,  represents and warrants to the Company that:

1.   the  Subscriber has such knowledge and experience in financial and business matters  as to be  capable  of  evaluating  the  merits  and  risks  of the
     Transaction  and the  Subscriber  is able to bear the economic risk of loss arising from such Transaction;

2.   the  Subscriber  satisfies  one or more of the  categories  of  "accredited investor"  (as that term is defined in NI 45-106)  indicated  below (please check the appropriate box):

     [ ]  (a)  a  Canadian  financial  institution  as  defined  in  National
       Instrument  14-101,  or an authorized  foreign bank listed in Schedule
       III of the BANK ACT (Canada);

     [ ] (b) the Business  Development Bank of Canada  incorporated under the
       BUSINESS DEVELOPMENT BANK ACT (Canada);

     [ ] (c) a subsidiary  of any person  referred to in any of the foregoing categories,  if the person  owns all of the voting  securities  of the subsidiary,  except the voting securities  required by law to be owned by directors of that subsidiary;

     [ ] (d) an individual registered or formerly registered under securities legislation  in a jurisdiction  of Canada,  as a  representative  of a person  or  company  registered  under  securities  legislation  in  a jurisdiction of Canada, as an adviser or dealer,  other than a limited market dealer  registered  under the  SECURITIES  ACT (Ontario) or the
       SECURITIES ACT (Newfoundland);

     [ ] (e) an  individual  registered  or  formerly  registered  under  the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

     [ ] (f) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

     [ ] (g) a  municipality,  public  board or  commission  in Canada  and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l'ile de Montreal or an  intermunicipal  management board in Quebec;

     [ ] (h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

     [ ] (i) a pension  fund that is  regulated  by either  the Office of the
       Superintendent  of  Financial   Institutions  (Canada)  or  a  pension
       commission  or  similar  regulatory  authority  of a  jurisdiction  of
       Canada;

Subscription Agreement (with related appendices, schedules and forms)
                                                                    Page 6 of 15

     [ ] (j) an  individual  who either  alone or with a spouse  beneficially owns,  directly  or  indirectly,  financial  assets (as  defined in NI
       45-106) having an aggregate  realizable  value that,  before taxes but net of any related liabilities, exceeds CDNUS$1,000,000;

     [ ]  (k)  an  individual   whose  net  income   before  taxes   exceeded
       CDNUS$200,000  in each of the two more recent  calendar years or whose net  income  before  taxes  combined  with  that of a spouse  exceeded
       US$300,000 in each of those years and who, in either case,  reasonably expects to exceed that net income level in the current calendar year;

     [ ] (l) an individual who, either alone or with a spouse, has net assets of at least CDN US$5,000,000;

     [ ] (m) a person,  other than an individual or investment fund, that had net  assets  of at  least  CDNUS$5,000,000  as  reflected  on its most recently prepared financial statements;

     [ ] (n) an  investment  fund  that  distributes  it  securities  only to persons that are accredited  investors at the time of distribution,  a person that acquires or acquired a minimum of  CDN$150,000 of value in securities,  or a person that  acquires or acquired  securities  under
       Sections 2.18 or 2.19 of NI 45-106;

     [ ]  (o)  an  investment  fund  that   distributes  or  has  distributed
       securities  under a prospectus in a  jurisdiction  of Canada for which the regulator or, in Quebec, the securities regulatory authority,  has issued a receipt;

     [ ] (p) a trust company or trust corporation registered or authorized to carry on business  under the TRUST AND LOAN  COMPANIES ACT (Canada) or under comparable  legislation in a jurisdiction of Canada or a foreign jurisdiction,  acting on behalf of a fully managed  account managed by the trust company or trust corporation, as the case may be;

     [ ] (q) a person acting on behalf of a fully managed  account managed by that person,  if that person (i) is  registered or authorized to carry on  business  as an adviser  or the  equivalent  under the  securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
       (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

     [ ] (r) a registered  charity under the INCOME TAX ACT (Canada) that, in regard to the trade,  has obtained advice from an eligibility  advisor or an  advisor  registered  under the  securities  legislation  of the
       jurisdiction  of  the  registered   charity  to  give  advice  on  the
       securities being traded;

     [ ] (s) an entity organized in a foreign  jurisdiction that is analogous to  any  of  the  entities  referred  to in  paragraphs  (a) to (d) or paragraph (i) in form and function;

     [ ] (t) a person in  respect  of which all of the  owners of  interests, direct, indirect or beneficial,  except the voting securities required by law are persons or companies that are accredited investors.

     [ ] (u) an investment funds that is advised by a person registered as an advisor or a person that is exempt [ from  registration as an advisor;
       or

     [ ] (v) a person that is  recognized  or  designated  by the  securities regulatory  authority or, except in Ontario and Quebec,  the regulator as (i) an accredited investor,  or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

Subscription Agreement (with related appendices, schedules and forms)
                                                                    Page 7 of 15

The  Subscriber  acknowledges  and agrees that the Subscriber may be required by the  Company to  provide  such  additional  documentation  as may be  reasonably required by the Company and its legal counsel in  determining  the  Subscriber's eligibility to acquire the Shares under relevant Legislation.

IN WITNESS  WHEREOF,  the undersigned has executed this  Questionnaire as of the
_____________, 200 ___.

X
--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Print or Type Name

Subscription Agreement (with related appendices, schedules and forms)
                                                                    Page 8 of 15

FAMILY, FRIENDS AND BUSINESS ASSOCIATES QUESTIONNAIRE

IF THE  SUBSCRIBER  IS RESIDENT IN A CANADIAN  PROVINCE OR TERRITORY  OTHER THAN
ONTARIO IS NOT  PURCHASING  MORE THAN $150,000 IN VALUE OF SECURITIES AND IS NOT
AN  ACCREDITED  INVESTOR,  HE OR SHE IS TO  CHECK  ONE OR MORE OF THE  FOLLOWING
BOXES, AS APPROPRIATE:

(A)  A DIRECTOR, OFFICER, EMPLOYEE OR CONTROL PERSON OF THE ISSUER _____

(B)  A SPOUSE,  PARENT,  GRANDPARENT,  BROTHER,  SISTER OR CHILD OF A  DIRECTOR,
     SENIOR OFFICER OR CONTROL PERSON OF THE ISSUER _____

(C)  A CLOSE PERSONAL FRIEND OF A DIRECTOR,  SENIOR OFFICER OR CONTROL PERSON OF
     THE ISSUER _____

(D)  A CLOSE BUSINESS ASSOCIATE OF A DIRECTOR,  SENIOR OFFICER OR CONTROL PERSON
     OF THE ISSUER _____

If the Subscriber is resident in Ontario, the Subscriber is (TICK ONE OR MORE OF
THE FOLLOWING BOXES ONLY IF THE SUBSCRIBER IS RESIDENT IN ONTARIO):

(A)  a founder of the Issuer                                                 [ ]

(B)  an affiliate of a founder of the Issuer                                 [ ]

(C)  a spouse,  parent,  brother,  sister,  grandparent  or child
     of a director, executive officer or founder of the Issuer               [ ]

(D)  a person that is a control person of the Issuer                         [ ]

(E)  an accredited investor                                                  [ ]

(F)  purchasing as principal  Securities with an aggregate acquisition
     cost of not less than CDN$150,000                                       [ ]

IF THE SUBSCRIBER TICKED BOXES A-D ABOVE, NAME OF DIRECTOR,  OFFICER OR EMPLOYEE
OF THE ISSUER WITH WHOM THE SUBSCRIBER HAS A RELATIONSHIP:

--------------------------------------------------------------------------------

------------------------------------------
SIGNATURE

------------------------------------------
Print or Type Name of Entity or Individual

DATE: _______________________, 2008

Subscription Agreement (with related appendices, schedules and forms)
                                                                    Page 9 of 15

                               GENERAL PROVISIONS

1. DEFINITIONS

1.1 In the Subscription  Agreement  (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 9 to 14 and the other schedules and  appendices  incorporated  by  reference),  the  following  words  have  the following meanings unless otherwise indicated:

     (a)  "1933 ACT" means  the  United  States  Securities  Act of  1933,  as amended;

     (b)  "APPLICABLE LEGISLATION" means the Securities Legislation Applicable to the Issuer (as defined on page 8) and all legislation  incorporated in the  definition  of this  term in other  parts of the  Subscription
          Agreement,   together  with  the   regulations   and  rules  made  and
          promulgated  under  that  legislation  and all  administrative  policy
          statements,   blanket   orders   and   rulings,   notices   and  other
          administrative directions issued by the Commissions;

     (c)  "CLOSING" means  the  completion  of the sale and  purchase  of the
          Purchased Securities;

     (d)  "CLOSING DATE" has the meaning assigned in the Terms;

     (e)  "CLOSING  YEAR" means the calendar  year in which the Closing  takes place;

     (f)  "COMMISSIONS" means the  Commissions  with  Jurisdiction  over the
          Issuer  (as  defined  on  page  4)  and  the  securities   commissions
          incorporated  in the  definition  of this  term in other  parts of the
          Subscription Agreement;

     (g)  "FINAL CLOSING" means the last closing under the Private Placement;

     (h)  "GENERAL  PROVISIONS" means  those  portions  of the  Subscription
          Agreement headed " GENERAL PROVISIONS" and contained on pages 9 to 15;

     (i)  "PRIVATE  PLACEMENT" means the offering of the Purchased  Securities on the terms and conditions of this Subscription Agreement;

     (j)  "PURCHASED SECURITIES" has the meaning assigned in the Terms;

     (k)  "REGULATORY AUTHORITIES" means the Commissions;

     (l)  "SECURITIES" has the meaning assigned in the Terms;

     (m)  "SUBSCRIPTION  AGREEMENT" means the first (cover) page, the Terms on pages 3 to 4, the  General  Provisions  on pages 9 to 14 and the other schedules and appendices incorporated by reference; and

     (n)  "TERMS" means those portions of the  Subscription  Agreement  headed
          "Terms" and contained on pages 3 to 4.

1.2 In the Subscription Agreement, the following terms have the meanings defined in Regulation S: "DIRECTED SELLING EFFORTS", "FOREIGN ISSUER", "SUBSTANTIAL U.S.
MARKET INTEREST", "U.S. PERSON" and "UNITED STATES".

1.3 In the Subscription  Agreement,  unless otherwise specified,  currencies are indicated in US dollars.

1.4 In the Subscription Agreement,  other words and phrases that are capitalized have the meanings  assigned to them in the body hereof.

Subscription  Agreement (with related appendices, schedules and forms)
                                                                   Page 10 of 15

2. ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1 ACKNOWLEDGEMENTS CONCERNING OFFERING

        The Purchaser acknowledges that:

     (a)  none of the Purchased  Securities have been registered  under the 1933
          Act, or under any state  securities or "blue sky" laws of any state of the United States,  and,  unless so registered,  may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons,
          as  that  term  is  defined  in   Regulation  S  under  the  1933  Act
          ("Regulation   S"),  except  in  accordance  with  the  provisions  of
          Regulation S, pursuant to an effective  registration  statement  under the 1933 Act, or pursuant to an exemption  from,  or in a  transaction not subject to, the  registration  requirements of the 1933 Act and in
          each  case  in  accordance  with   applicable   state  and  provincial
          securities laws;

     (b)  the Purchaser  acknowledges  that the Company has not undertaken,  and will have no obligation,  to register any of the Purchased  Securities under the 1933 Act, except as set out in this Agreement;

     (c)  the decision to execute this Agreement and acquire the Units hereunder has not been based upon any oral or written  representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of  information  (the receipt of which is hereby  acknowledged)  which has been  filed by the  Company  with the
          Securities and Exchange Commission (the "SEC");

     (d)  neither  the  SEC nor  any  other  securities  commission  or  similar regulatory  authority  has  reviewed  or passed  on the  merits of the
          Units;

     (e)  there is no government or other insurance covering any of the Units;

     (f)  there are risks associated with an investment in the Units;

     (g)  the  Purchaser has not acquired the Units as a result of, and will not itself  engage in,  any  "directed  selling  efforts"  (as  defined in
          Regulation  S under the 1933 Act) in the  United  States in respect of the Units  which  would  include  any  activities  undertaken  for the purpose  of, or that could  reasonably  be expected to have the effect of, conditioning the market in the United States for the resale of any of the  Shares;  provided,  however,  that the  Purchaser  may sell or otherwise dispose of the Purchased Securities pursuant to registration thereof  under the 1933 Act and any  applicable  state and  provincial
          securities   laws  or  under  an  exemption  from  such   registration
          requirements;

     (h)  the Purchaser  and the  Purchaser's  advisor(s)  have had a reasonable opportunity  to ask questions of and receive  answers from the Company in  connection  with  the  distribution  of the  Purchased  Securities hereunder,  and  to  obtain  additional  information,  to  the  extent possessed  or  obtainable  without  unreasonable  effort  or  expense, necessary to verify the accuracy of the information about the Company;

     (i)  the books and records of the Company were  available  upon  reasonable
          notice   for   inspection,    subject   to   certain   confidentiality
          restrictions, by the Purchaser during reasonable business hours at its principal place of business,  and all documents,  records and books in connection with the distribution of the Units hereunder have been made available for  inspection by the  Purchaser,  the  Purchaser's  lawyer and/or advisor(s);

     (j)  the Purchaser  will indemnify and hold harmless the Company and, where applicable, its directors,  officers,  employees, agents, advisors and shareholders,  from and  against any and all loss,  liability,  claim, damage and expense whatsoever (including,  but not limited to, any and all  fees,  costs  and  expenses  whatsoever  reasonably  incurred  in investigating,  preparing  or  defending  against any claim,  lawsuit,
          administrative   proceeding  or  investigation  whether  commenced  or

Subscription Agreement (with related appendices, schedules and forms)
                                                                   Page 11 of 15

          threatened)  arising  out  of or  based  upon  any  representation  or warranty  of  the  Purchaser  contained  herein  or  in  any  document furnished by the Purchaser to the Company in connection herewith being untrue  in any  material  respect  or any  breach  or  failure  by the
          Purchaser  to  comply  with  any  covenant  or  agreement  made by the
          Purchaser to the Company in connection therewith;

     (k)  the Shares are not listed on any stock  exchange or  automated  dealer quotation system and no representation  has been made to the Purchaser that any of the Shares  will  become  listed on any stock  exchange or automated dealer quotation system, except that currently market makers make a market  for the  Company's  common  shares  on the  NASD's  OTC
          Bulletin Board;

     (l)  the  Company  will refuse to register  any  transfer of the  Purchased
          Securities not made in accordance with the provisions of Regulation S, pursuant to an effective  registration statement under the 1933 Act or pursuant to an available exemption from the registration  requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

     (m)  the statutory and regulatory  basis for the exemption  claimed for the offer of the Units,  although in technical  compliance with Regulation
          S, would not be  available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

     (n)  the Purchaser has been advised to consult the  Purchaser's  own legal, tax and other  advisors  with  respect  to the  merits and risks of an investment  in  the  Units  and  with  respect  to  applicable  resale restrictions,  and it is solely responsible (and the Company is not in any way responsible) for compliance with:

          (i)  any applicable laws of the jurisdiction in which the Purchaser is resident  in  connection  with  the  distribution  of the  Shares hereunder, and

          (ii) applicable resale restrictions;

     (o)  this Agreement is not enforceable by the Purchaser  unless it has been accepted by the Company,  and the  Purchaser  acknowledges  and agrees that the Company reserves the right to reject any subscription for any reason; and

     (p)  By executing and delivering this Agreement,  each Subscriber will have directed  the  Company  not  to  include  a  Canadian  Legend  on  any certificates  representing the Shares to be issued to such Subscriber.
          As a  consequence,  the  Subscriber  will  not be  able to rely on the
          resale  provisions  of  Multilateral   Instrument   45-102,   and  any
          subsequent  trade in the Securities  during or after the Canadian hold period  described  therein  will  be a  distribution  subject  to  the
          prospectus  and  registration   requirements  of  Canadian  securities
          legislation,  to the extent that the trade is at that time  subject to any such Canadian securities legislation.

2.2 REPRESENTATIONS BY THE PURCHASER

The  Purchaser  represents  and warrants to the Issuer that, as at the Agreement
Date and at the Closing:

     (a)  the Purchaser has the legal  capacity and competence to enter into and execute  this  Agreement  and to take all  actions  required  pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated
          and  validly   subsisting  under  the  laws  of  its  jurisdiction  of
          incorporation   and  all   necessary   approvals  by  its   directors,
          shareholders and others have been obtained to authorize  execution and performance of this Agreement on behalf of the Purchaser;

     (b)  the entering into of this Agreement and the transactions  contemplated hereby  do not  result  in the  violation  of  any  of the  terms  and provisions of any law applicable to the Purchaser or of any agreement,

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          written or oral, to which the Purchaser may be a party or by which the
          Purchaser is or may be bound;

     (c)  the Purchaser has duly  executed and delivered  this  Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms;

     (d)  the  Purchaser is not  acquiring  the Units for the account or benefit of, directly or indirectly, any U.S. Person;

     (e)  the Purchaser is not a U.S. Person;

     (f)  the  Purchaser  is  resident  in the  jurisdiction  set out  under the heading "Name and Address of Purchaser" on the signature  page of this
          Agreement;

     (g)  the  sale  of the  Units  to the  Purchaser  as  contemplated  in this
          Agreement  complies with or is exempt from the  applicable  securities legislation of the jurisdiction of residence of the Purchaser;

     (h)  the Purchaser is acquiring the Units for investment  only and not with a view  to  resale  or  distribution  and,  in  particular,  it has no intention  to  distribute  either  directly or  indirectly  any of the
          Purchased Securities in the United States or to U.S. Persons;

     (i)  the  Purchaser  is  outside  the  United  States  when  receiving  and executing  this  Agreement and is acquiring the Units as principal for the  Purchaser's  own account,  for investment  purposes only, and not with a view to,  or for,  resale,  distribution  or  fractionalisation thereof,  in whole or in part,  and no other  person  has a direct  or indirect beneficial interest in such Shares;

     (j)  the  Purchaser  is not an  underwriter  of, or dealer  in,  the common shares of the Company, nor is the Purchaser participating, pursuant to a  contractual  agreement or  otherwise,  in the  distribution  of the
          Units;

     (k)  the  Purchaser  (i)  is  able  to  fend  for   him/her/itself  in  the
          Subscription;  (ii) has such  knowledge  and  experience  in  business matters  as to be capable  of  evaluating  the merits and risks of its prospective  investment  in the  Shares;  and (iii) has the ability to bear the economic risks of its  prospective  investment and can afford the complete loss of such investment;

     (l)  the  Purchaser  acknowledges  that the  Purchaser has not acquired the
          Units as a result  of, and will not  itself  engage in, any  "directed selling  efforts"  (as defined in  Regulation S under the 1933 Act) in the United  States in respect of the Units  which  would  include  any activities  undertaken for the purpose of, or that could reasonably be expected to have the effect of,  conditioning the market in the United
          States for the resale of the Purchased Securities;  provided, however, that the  Purchaser  may sell or  otherwise  dispose of the  Purchased
          Securities  pursuant  to  registration  of  the  Purchased  Securities pursuant  to the  1933 Act and any  applicable  state  and  provincial
          securities   laws  or  under  an  exemption  from  such   registration
          requirements and as otherwise provided herein;

     (m)  the  Purchaser  understands  and  agrees  that  none of the  Purchased
          Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States,  and, unless so registered,  may not be offered or sold in the United States or, directly or indirectly,  to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective  registration statement  under the 1933 Act, or pursuant to an exemption from, or in a transaction  not subject to, the  registration  requirements  of the
          1933 Act;

     (n)  the Purchaser  understands  and agrees that offers and sales of any of the Purchased  Securities  prior to the  expiration of a period of one year after the date of  original  issuance of the Shares (the one year
          period  hereinafter  referred  to  as  the  "Distribution   Compliance

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                                                                   Page 13 of 15

          Period")  shall  only be made  in  compliance  with  the  safe  harbor provisions  set forth in Regulation  S,  pursuant to the  registration provisions  of the 1933 Act or an  exemption  therefrom,  and that all offers and sales after the  Distribution  Compliance  Period  shall be made only in compliance with the  registration  provisions of the 1933
          Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

     (o)  the  Purchaser  understands  and agrees  not to engage in any  hedging transactions  involving any of the Shares unless such transactions are in  compliance  with the  provisions  of the 1933 Act and in each case only in accordance  with  applicable  state and provincial  securities laws;

     (p)  the Purchaser  understands  and agrees that the Company will refuse to register  any  transfer  of  the  Purchased  Securities  not  made  in accordance  with  the  provisions  of  Regulation  S,  pursuant  to an effective  registration statement under the 1933 Act or pursuant to an available  exemption from the  registration  requirements  of the 1933
          Act;

     (q)  the  Purchaser is not aware of any  advertisement  of any of the Units and is not  acquiring  the  Units as a result  of any form of  general
          solicitation   or  general   advertising   including   advertisements,
          articles,  notices or other communications published in any newspaper, magazine or similar media or broadcast  over radio or  television,  or any seminar or meeting  whose  attendees  have been invited by general solicitation or general advertising; and

     (r)  no  person   has  made  to  the   Purchaser   any   written   or  oral
          representations:

          (i)  that any person will resell or repurchase any of the Units;

          (ii) that any  person  will  refund the  purchase  price of any of the
               Units;

          (iii) as to the future price or value of any of the Units; or

          (iv) that any of the  Purchased  Securities  will be listed and posted for trading on any stock exchange or automated  dealer  quotation system or that  application has been made to list and post any of the Shares of the  Company  on any stock  exchange  or  automated dealer quotation system.

2.3 RELIANCE, INDEMNITY AND NOTIFICATION OF CHANGES

The representations and warranties in the Subscription  Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 9 to 14 and the other schedules and appendices incorporated by reference) are made by the  Purchaser  with the  intent  that they be relied  upon by the  Issuer in determining  its  suitability  as a purchaser of Purchased  Securities,  and the
Purchaser  hereby  agrees to indemnify  the Issuer  against all losses,  claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon.  The Purchaser  undertakes to notify the Issuer immediately of any change in any  representation,  warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 3 to 4, the General Provisions on pages 9 to 14 and the other schedules and appendices  incorporated  by reference)  which takes place prior to the Closing.

2.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The  representations  and warranties  contained in this Section will survive the
Closing.

3. ISSUER'S ACCEPTANCE

The Subscription Agreement, when executed by the Purchaser, and delivered to the
Issuer,  will  constitute a subscription  for Units which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription  Agreement in the space provided on the face page(s) of the Agreement and,  notwithstanding

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                                                                   Page 14 of 15

the Agreement Date, if the Issuer accepts the subscription by the Purchaser, the
Subscription Agreement will be entered into on the date of such execution by the
Issuer.

4. CLOSING

4.1 On or before the end of the fifth  business day before the Closing Date, the
Purchaser  will  deliver  to the  Issuer  the  Subscription  Agreement  and  all
applicable schedules and required forms, duly executed,  and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

4.2 At  Closing,  the Issuer  will  deliver to the  Purchaser  the  certificates representing the Purchased  Securities  purchased by the Purchaser registered in the name of the Purchaser or its nominee, or as directed by the Purchaser.

5. MISCELLANEOUS

5.1 The  Purchaser  agrees to sell,  assign or transfer the  Securities  only in accordance with the  requirements of applicable  securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

5.2 The Purchaser  hereby  authorizes the Issuer to correct any minor errors in, or complete  any minor  information  missing  from any part of the  Subscription
Agreement and any other schedules,  forms, certificates or documents executed by the  Purchaser  and  delivered  to the  Issuer in  connection  with the  Private
Placement.

5.3 The Issuer may rely on delivery  by fax machine of an executed  copy of this subscription,  and  acceptance  by the Issuer of such faxed copy will be equally effective to create a valid and binding  agreement between the Purchaser and the
Issuer in accordance with the terms of the Subscription Agreement.

5.4 Without limitation,  this subscription and the transactions  contemplated by this  Subscription  Agreement are  conditional  upon and subject to the Issuer's
having  obtained  such  regulatory   approval  of  this   subscription  and  the
transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

5.5 This Subscription Agreement is not assignable or transferable by the parties hereto  without  the  express  written  consent  of  the  other  party  to  this
Subscription Agreement.

5.6 Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the INTERPRETATION ACT (British Columbia).

5.7 Except as  expressly  provided  in this  Subscription  Agreement  and in the agreements, instruments and other documents contemplated or provided for in this
Subscription   Agreement,   this  Subscription  Agreement  contains  the  entire
agreement  between the parties with respect to the  Securities  and there are no other  terms,  conditions,  representations  or  warranties  whether  expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

5.8 The  parties to this  Subscription  Agreement  may amend  this  Subscription
Agreement only in writing.

5.9 This Subscription Agreement enures to the benefit of and is binding upon the parties  to this  Subscription  Agreement  and their  successors  and  permitted assigns.

5.10 A party to this  Subscription  Agreement  will give all notices to or other written  communications  with the  other  party to this  Subscription  Agreement concerning this  Subscription  Agreement by hand or by registered mail addressed to the address given on page 1.

5.11 This  Subscription  Agreement  is to be read with all  changes in gender or number as required by the context.

5.12 This Subscription Agreement will be governed by and construed in accordance with the  internal  laws of British  Columbia  (without  reference  to its rules governing the choice or conflict of laws),  and the parties  hereto  irrevocably

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                                                                   Page 15 of 15

attorn  and  submit to the  exclusive  jurisdiction  of the  courts  of  British
Columbia with respect to any dispute related to this Subscription Agreement.

                            END OF GENERAL PROVISIONS

                          End of Subscription Agreement